Exhibit 10.8

FIRST AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS FIRST AMENDMENT TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (this “Amendment”) is made as of August 8, 2019 by and between Two River Bancorp (“TRB”), a corporation organized under the laws of the State of New Jersey which serves as a bank holding company, with its principal office at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724; Two River Community Bank (“TRCB” or “Employer”), a banking corporation organized under the laws of the State of New Jersey which is a wholly owned subsidiary of TRB, with its principal office at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724; and Anthony A. Mero (“Executive”), whose business address is 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.

WHEREAS, TRCB and Executive executed a Supplemental Executive Retirement Agreement (the “Agreement”) dated August 10, 2016; and

WHEREAS, Pursuant to Section 6.1 of the Agreement TRCB has reserved to itself the right to amend the Agreement from time to time; and

WHEREAS, TRCB wishes to amend the Agreement to revise certain forfeiture provisions.

NOW THEREFORE, the Bank determines as follows:

Section 1.6 of the Agreement is amended and replaced as follows:

1.6

"Cause" means any of the following acts or circumstances: gross negligence or gross neglect of duties to Employer; conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the executive’s employment with Employer; or fraud, disloyalty, dishonesty or willful violation of any law or significant Employer policy committed in connection with the executive's employment and resulting in a material adverse effect on Employer.

Section 2.8 of the Agreement, Termination for Cause, is amended by adding a new sentence to the end of such section which reads:

“On and after the date a Change in Control occurs this Section 2.8 shall be null and void.”

IN WITNESS WHEREOF, the Bank and the Executive hereby execute this Amendment.

EXECUTIVE: /s/ Anthony A. Mero Anthony A. Mero	TWO RIVER COMMUNITY BANK: By:/s/ William D. Moss William D. Moss, CEO